Corporate Trust Services
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WELLS FARGO
GS Mortgage Securities Corporation II
200 West Street,
New York, NY 10282
RE: Annual Statement of Compliance
The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator
for the Bank of America Plaza Loan Combination (in such capacities, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2014 (the "reporting period"):
(a)
A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing
Agreement(s)") has been made under my supervision; and
(b)
To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.
March 19, 2015
/s/ Brian Smith
Brian Smith
Vice President

To:
GS Mortgage Securities Corporation II
Schedule A
List of Servicing Agreement(s) and Series
Pooling and Servicing Agreement dated as of September 1, 2014, by and among WELLS
FARGO COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WELLS FARGO
BANK, NATIONAL ASSOCIATION, as General Master Servicer, CWCAPITAL ASSET
MANAGEMENT LLC, as General Special Servicer, NCB, FSB, as NCB Master Servicer,
NCB, FSB, as NCB Special Servicer, PENTALPHA SURVEILLANCE LLC, as Trust
Advisor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator,
Tax Administrator and Custodian, and WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee relating to the Series WFRBS 2014-C22 Commercial
Mortgage Pass-Through Certificates relating to the Bank of America Plaza Loan
Combination, a pari passu portion of which is included in the Series GS Mortgage
Securities Trust 2014-GC26 Commercial Mortgage Pass-Through Certificates
transaction.

To: GS Mortgage Securities Corporation II
Schedule B
Material Non-Compliance with Servicing Obligations
Not Applicable